Exhibit 99.1

APPALACHIAN BANCSHARES, INC. ELECTS

TO VOLUNTARILY DELIST FROM THE NASDAQ STOCK MARKET

ELLIJAY, Georgia, October 14, 2009—Appalachian Bancshares, Inc. (NASDAQ: APAB) (the “Company”), the parent company of Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate, today announced its intent to voluntarily delist the Company’s common stock from the Nasdaq Stock Market (“Nasdaq”). The Board determined the costs, expenses and administrative burden of maintaining the listing outweighed the benefits, given the level of trading activity for the common stock and the expenses associated with continued listing, including listing fees and compliance costs relating to the issues identified below. The Company has immediately proceeded with delisting by providing a written notice to Nasdaq on October 13, 2009 of its intention to delist and will file a Form 25 with the Securities Exchange Commission on October 23, 2009, 10 days after the submission of its written notice. The Company anticipates that Nasdaq will suspend trading in the common stock within 10 days of submission of its written notice and expects the delisting from Nasdaq to become effective November 3, 2009, 10 days after filing its Form 25. Following clearance by the Financial Industry Regulatory Authority of a Form 211 application filed by a market maker in the Company’s common stock, the Company expects that its shares will be quoted on the OTC Bulletin Board. The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The Company has previously reported its receipt of notices from Nasdaq indicating that the Company is not in compliance with the following Nasdaq Global Market listing requirements: (i) Marketplace Rule 5450(b)(1)(C), which requires a minimum market value of publicly held shares (“MVPHS”) of $5,000,000; and (ii) Marketplace Rule 5450(a)(1), which requires a minimum closing bid price of $1.00 per share. The Company has been given until December 22, 2009 and March 22, 2010 to comply with the MVPHS and bid price requirements, respectively.

After delisting, the Company will continue to provide investors access to information filed with the Securities Exchange Commission or other information required to be made public under securities laws on the Appalachian Community Bank website at www.apab.com.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock currently trades on the Nasdaq Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.